Exhibit 99.1

Monmouth Real Estate Investment Corporation

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

INTERNET:	OFFICE:	EMAIL:
www.mreic.reit	(732) 577-9996	mreic@mreic.com

FOR IMMEDIATE RELEASE

Monmouth Real Estate Confirms Receipt of
Unsolicited Proposal from Blackwells Capital

HOLMDEL, N.J., December 21, 2020 – Monmouth Real Estate Investment Corporation (NYSE:MNR) today confirmed receipt of an unsolicited proposal from Blackwells Capital LLC (“Blackwells”), to acquire all of the outstanding shares of the Company for $18.00 per share in cash. The Blackwells proposal is non-binding, highly conditional and reflects a 5.9% premium to the Company’s closing stock price on December 18, 2020.

Monmouth also today confirmed receipt on December 1, 2020, of an earlier, substantially identical unsolicited proposal from Blackwells to acquire all of the outstanding shares of the Company for $16.75 per share in cash (the “original proposal”). Monmouth’s Board, along with its financial and legal advisors, carefully considered the original proposal and unanimously determined that it did not reflect Monmouth’s strategic value or future prospects, and was not in the best interests of the Company.

The Company issued the following statement:

The Monmouth Board of Directors, consistent with its fiduciary duties and in consultation with its financial and legal advisors, will carefully review and consider the revised proposal at its next meeting. The Board is committed to pursuing the course of action that is in the best interests of the Company.

The Monmouth Board is well advised and regularly considers opportunities to create stockholder value. The Board and management team are confident in Monmouth’s business plan and are excited about the Company’s prospects for continued growth and value creation in 2021 and beyond.

Venable LLP is serving as Monmouth’s legal counsel, and CS Capital Advisors is acting as the Company’s financial advisor.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 120 properties containing a total of approximately 23.9 million rentable square feet, geographically diversified across 31 states. The Company’s occupancy rate as of this date is 99.6%.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.

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Contacts:

Investors Becky Coleridge 732-810-0907	Media Andrew Siegel / Jim Golden Joele Frank 212-355-4449